                                                              EXHIBIT 10.1(h)(i)


                          VARITY CORPORATION
                             as Guarantor










                     ____________________________


                               GUARANTEE

                     ____________________________



                            Clifford Chance
                                London

                                   CONTENTS

Clause No.                                                         Page No.
1.    Interpretation . . . . . . . . . . . . . . . . . . . . . . .
2.    Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . .
3.    Preservation of Rights . . . . . . . . . . . . . . . . . . .
4.    Conditions of Enforcement. . . . . . . . . . . . . . . . . .
5.    Non-Competition. . . . . . . . . . . . . . . . . . . . . . .
6.    Certificates . . . . . . . . . . . . . . . . . . . . . . . .
7.    Representations. . . . . . . . . . . . . . . . . . . . . . .
8.    Financial Information. . . . . . . . . . . . . . . . . . . .
9.    Covenants. . . . . . . . . . . . . . . . . . . . . . . . . .
10.   Payment Free of Deduction. . . . . . . . . . . . . . . . . .
11.   Payments . . . . . . . . . . . . . . . . . . . . . . . . . .
12.   Currency . . . . . . . . . . . . . . . . . . . . . . . . . .
13.   The Agent's Discretion . . . . . . . . . . . . . . . . . . .
14.   Provisions Severable . . . . . . . . . . . . . . . . . . . .
15.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . .
16.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .
17.   Benefit of Guarantee . . . . . . . . . . . . . . . . . . . .
18.   Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
19.   Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . .
20.   Delivery . . . . . . . . . . . . . . . . . . . . . . . . . .

THIS GUARANTEE made between the original parties thereto on 30 September 1993, is amended and restated this 13th day of April 1995 with the intention that such amendment and restatement shall take effect on and from the Effective Date.

BY:   VARITY CORPORATION (the "Guarantor"),

IN FAVOUR OF: the Agent and the Banks (as each is defined in the Facility Agreement, each a "Beneficiary" and together the "Beneficiaries").


                               RECITALS

(A) Perkins Limited as Principal Borrower, Perkins Group Limited as Covenantor, certain of the Covenantor's subsidiaries, Lloyds Bank Plc as Agent and certain financial institutions named therein as Banks, are party to a facility agreement (as amended, varied, supplemented, novated or restated from time to time, the "Facility Agreement") dated 30 September 1993 and amended and restated the date hereof pursuant to the terms of which the Banks have agreed to make available to the Borrowers a secured revolving credit facility in an amount of (Pounds)50,000,000.

(B) It is a condition precedent under the Facility Agreement that the Guarantor provide a guarantee in the form set out hereunder.


NOW THIS DEED OF GUARANTEE WITNESSETH  as follows:

1.    Interpretation

1.1 Terms defined or to which an interpretation is ascribed in the Facility Agreement shall, unless otherwise defined herein, bear the same meaning herein (including in the Recitals hereto).

1.2   In this Guarantee:

"Guaranteed Obligations" means, in respect of the Borrowers, all monies which now are due or hereafter may be or become due and owing by the Borrowers, in any capacity, to the Beneficiaries (or any of them) under or pursuant to any of the Facility Documents and all other liabilities, actual or contingent, now existing or hereafter incurred by any of the Borrowers in any capacity under or pursuant to any of the Facility Documents;

"Original Financial Statements" means the audited consolidated financial statements of the Guarantor for its financial year ended 31 January, 1994;

"SEC" means the United States Securities and Exchange Commission.

1.3 The provisions of Clauses 1.4 and 1.5 of the Facility Agreement shall apply to this Guarantee mutatis mutandis.

1.4 Any reference in this Guarantee to a "U.S. business day" shall be constituted as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in New York.

2.    Guarantee

      The Guarantor hereby unconditionally and irrevocably:

         (i) guarantees to each of the Beneficiaries from time to time the due and punctual observance and performance of all the Guaranteed Obligations and, but without prejudice to the generality of the foregoing, agrees unconditionally to pay to the Agent for the account of the Beneficiaries from time to time on demand by the Agent any and every sum or sums of money which any or all of the Borrowers shall be liable at any time to pay to the Beneficiaries or any of them at the time such demand is made pursuant to any of the Facility Documents and which have not been so paid by such Borrower or Borrowers ; and

        (ii) agrees, as a primary obligation, from time to time on demand by the Agent, to (a) indemnify and hold harmless each Beneficiary for and against any loss incurred by such Beneficiary and (b) to pay to each Beneficiary the amount of any loss suffered or incurred by such Beneficiary as a result of any of the obligations of any of the Borrowers under or pursuant to any of the Facility Documents being or becoming void, voidable, unenforceable or ineffective as against any of the Borrowers for any reason whatsoever, whether or not known to the Beneficiaries or any of them or to any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Borrower.

3.    Preservation of Rights

3.1 The obligations of the Guarantor herein contained shall be in addition to and independent of every other security which the Beneficiaries, or any of them, may at any time hold in respect of any of the Guaranteed Obligations.

3.2 The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the Guaranteed Obligations and shall continue in full force and effect until final payment in full of all amounts owing by each Borrower under the Facility Documents and total satisfaction of all the Borrowers' actual and contingent obligations thereunder.

3.3 Neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon the Beneficiaries or any of them by this Guarantee or by law shall be discharged, impaired or otherwise affected by:

        (i) the winding-up, dissolution, administration or re-organisation of any Obligor or any other person or any change in its status, function, control or ownership;

       (ii) any of the obligations of any Obligor or any other person under any Facility Document or under any other security taken in respect of any of its obligations thereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

      (iii) time or other indulgence being granted or agreed to be granted to any Obligor or any other person in respect of its obligations under any Facility Document or under any such other security;

       (iv) any amendment to, or any variation, waiver or release of, any obligation of any Obligor or any other person under any Facility Document or under any such other security;

        (v) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any Obligor's, or any other person's, obligations under any Facility Document;

       (vi) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Obligor's or, any other person's, obligations under any Facility Document; or

      (vii) any other act, event or omission which, but for this Clause 3.3, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor herein contained or any of the rights, powers or remedies conferred upon the Beneficiaries or any of them by any of the Facility Documents or by law.

3.4 Any settlement or discharge between the Guarantor, the Beneficiaries or any of them shall be conditional upon no security or payment to the Beneficiaries or any of them by any Obligor or any other person on behalf of any Obligor, being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Beneficiaries shall be entitled to recover the value or amount of such security or payment from the Guarantor subsequently as if such settlement or discharge had not occurred.

4.    Conditions of Enforcement

4.1 No Beneficiary shall be obliged before exercising any of the rights, powers or remedies conferred upon it by this Guarantee or by law:

        (i)      to make any demand of any Obligor;

       (ii) to take any action or obtain judgment in any court against any Obligor;

      (iii) to make or file any claim or proof in a winding-up or dissolution of any Obligor; or

       (iv) to enforce or seek to enforce any other security taken in respect of any of the obligations of any Obligor hereunder.

5.    Non-Competition

5.1 The Guarantor agrees that, so long as any amounts are or may be owed by any Obligor under the Facility Documents or under the Bilateral Facility Agreement or any Obligor or the Bilateral Lender is under any actual or contingent obligations thereunder, the Guarantor shall not exercise any rights which it may at any time have by reason of performance by it of its obligations hereunder:

        (i)      to be indemnified by any Obligor; and/or

       (ii) to claim any contribution from any other guarantor of the Guaranteed Obligations; and/or

      (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Beneficiaries against any Obligor or of any other security taken pursuant to, or in connection with, any of the Guaranteed Obligations by all or any of the Beneficiaries.

6.    Certificates

      A certificate of the Agent of the amount at any time due and payable from the Borrowers under the Facility Documents or the amount which, but for any obligations of the Borrowers under the Facility Documents being or becoming void, voidable, unenforceable or ineffective, at any time would have been due and payable from the Borrowers under the Facility Documents shall be prima facie evidence in any legal action or proceeding arising out of or in connection herewith.

7.    Representations

7.1 The Guarantor represents that subject to any qualification in any legal opinion delivered pursuant to the Fourth Schedule of the Facility Agreement:

        (i) it is a corporation duly organised under the laws of its jurisdiction of incorporation with power to enter into this Guarantee and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise its execution of this Guarantee and its performance of its obligations hereunder has been duly taken;

       (ii) under the laws of its jurisdiction of incorporation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make hereunder;

      (iii) under the laws of its jurisdiction of incorporation in force at the date hereof, the claims of the Beneficiaries under this Guarantee will rank at least pari passu with the claims of any unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other laws of general application;

       (iv) in any proceedings taken in its jurisdiction of incorporation in relation to this Guarantee, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

        (v) all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Guarantee and, (b) to ensure that the obligations expressed to be assumed by it in this Guarantee are legal, valid and binding;

       (vi) under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in such jurisdiction other than as may be required by the SEC (or similar state authority) or that any registration or similar tax be paid on or in relation to this Guarantee; and

      (vii) the obligations expressed to be assumed by it in this Guarantee are legal and valid obligations binding on it in accordance with the terms thereof.

7.2   The Guarantor further represents that:

        (i) it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues (including any equivalent or analogous proceedings under the law of the jurisdiction in which it is incorporated or carries on business) other than such steps or proceedings which (a) have been notified to the Agent prior to making this representation (b) are being contested in good faith or (c) are frivolous or vexatious;

       (ii) it is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would be reasonably likely to have a material adverse effect on its business or financial condition;

      (iii) other than as disclosed to the Agent prior to making this representation, no action or administrative proceeding of or before any court or agency which would be reasonably likely to have a material adverse effect on its business or financial condition has been started or to the best of its knowledge threatened;

       (iv) its Original Financial Statements were prepared in accordance with accounting principles generally accepted in the United States and consistently applied and presents (in conjunction with the notes thereto) fairly, in all material respects, its financial condition at the date as of which they were prepared and the results of its operations during the financial year then ended;

        (v) since publication of its Original Financial Statements there has been no material adverse change in its business or financial condition;

       (vi) as at the date as of which its Original Financial Statements were prepared, it had no material losses or liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein, or which have been otherwise disclosed, nor were there at that date any unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against;

      (vii) all information supplied by it in connection herewith, and by Varity Europe in connection with the Facility Agreement, was true, complete and accurate in all material respects as at the date on which it was provided and the Guarantor is not aware of any material facts or circumstances which would cause such information to be misleading to any of the Beneficiaries;

     (viii) its execution of this Guarantee and its exercise of its rights and performance of its obligations thereunder will not result in the existence of nor oblige it to create any encumbrance over all or any of its present or future revenues or assets;

       (ix) its execution of this Guarantee and its exercise of its rights and performance of its obligations hereunder do not and will not:

                 (a) conflict with any material agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

                 (b) conflict with its constitutive documents and rules and regulations; or

                 (c) conflict with any applicable law, regulation or official or judicial order;

        (x) its execution of this Guarantee and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes; and

       (xi) the Covenantor is under the control (as that term is construed for the purposes of the Facility Agreement) of the Guarantor.

8.    Financial Information

8.1   The Guarantor shall:

        (i) as soon as the same become available, but in any event within 150 days after the end of each of its financial years, deliver to the Agent in sufficient copies for the Beneficiaries its financial statements for such financial year including a copy of the completed form 10-K filed by it with the SEC for such financial year;

       (ii) no later than 60 days after the end of its financial quarter, deliver to the Agent in sufficient copies for the Beneficiaries a copy of the completed form 10-Q, including its financial statements for such period, filed by it with the SEC for such financial quarter; and

      (iii) prior to the occurrence of an Event of Default, no more than once in any financial year, but thereafter at any time, on the request of the Agent, acting on the instructions of an Instructing Group, furnish the Agent with such information about the business and financial condition of itself as the Agent may reasonably require;

8.2   The Guarantor shall ensure that

        (i) each set of financial statements delivered by it pursuant to Clause 8.1 is prepared in accordance with accounting principles generally accepted in the United States from time to time and consistently applied;

       (ii) each set of unaudited financial statements delivered by it pursuant to Clause 8.1(ii)(a) is certified by one of its duly authorised officers as presenting fairly, in all material respects, its financial condition as at the end of the period to which those financial statements relate and of the results of its operations during such period; and

      (iii) each set of financial statements delivered by it pursuant to Clause 8.1(i) has been audited by auditors of international repute reasonably acceptable to the Agent, it being agreed that as at the date hereof the Guarantor's current auditors are acceptable.

9.    Covenants

      The Guarantor shall:

        (i) obtain, comply in all material respects with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under this Guarantee to which it is a party or to ensure the legality, validity or enforceability in its jurisdiction of incorporation of this Guarantee;

       (ii) as soon as it becomes aware, promptly inform the Agent of the occurrence of any Event of Default which relates to this Guarantee or arises as a result of any of the acts or omissions of the Principal Guarantor;

      (iii) ensure that at all times the claims of the Agent and the Beneficiaries against it under this Guarantee rank at least pari passu with the claims of any unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other laws of general application; and

       (iv) as soon as practicable, but in any event within five days of Standard & Poor's Ratings Group amending its rating of the Principal Guarantor (either upwards or downwards), notify the Agent in writing of such amendment.

10.   Payment Free of Deduction

      All payments to be made to any Beneficiary under this Guarantee shall be made free and clear of and without deduction for or on account of Tax (not being a tax imposed upon the net income of any Beneficiary or any of its branches) unless the Guarantor is required to make such payment subject to the deduction or withholding of Tax, in which case the sum payable by the Guarantor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to Tax such deduction or withholding has been made receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

11.   Payments

11.1 All payments by the Guarantor under or pursuant to this Guarantee shall be made to the Beneficiaries in the currency in which the relevant part of the Guaranteed Obligations is denominated or, if different, is payable and in such funds to such account with such bank by such time and in such other manner as the Agent may direct from time to time.

11.2 Subject to the provisions of Clause 10, all payments under or pursuant to this Guarantee shall be made without set-off or counterclaim.

11.3 All sums received by the Beneficiaries pursuant to this Guarantee shall be dealt with in accordance with the Facility Agreement.

12.   Currency

      If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency"), for the purposes of (i) making or filing a claim or proof against the Guarantor (ii) obtaining an order or judgment in any court or other tribunal (iii) enforcing any order or judgment given or made in relation hereto or (iv) applying the same in satisfaction of any of the Guaranteed Obligations, the Guarantor shall as a separate and independent obligation, on demand of the Agent, indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of such order, judgment, claim or proof or for application in satisfaction of the Guaranteed Obligations.

13.   The Agent's Discretion

      Any liability or power which may be exercised or any determination which may be made hereunder by the Agent may, subject to the terms and conditions of the Facility Agreement, be exercised or made in its or his absolute and unfettered discretion without any obligation to give reasons therefor.

14.   Provisions Severable

      Each of the provisions contained in this Guarantee shall be severable and distinct from one another and if any one or more of such provisions is now or hereafter becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining such provisions shall not in any way be affected, prejudiced or impaired thereby.

15.   Counterparts

      This Guarantee may be executed in any number of counterparts, all of which when taken together and delivered to the Agent shall constitute one and the same instrument.

16.   Notices

16.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by facsimile (followed by a confirmation copy to be sent by post within one week thereafter) or letter.

16.2 Any communication or document to be made or delivered by one person to another pursuant to this Guarantee shall (unless that other person has by fifteen days' written notice to the Agent specified another address or facsimile number) be made or delivered to that other person at the address or telex or facsimile number identified with its execution below and, in the case of any communication made by facsimile shall be deemed to have been made or delivered on receipt (if received during business hours on a U.S. business day, or on the next succeeding U.S. business day, if received out of business hours) and in such case may be relied or acted upon immediately notwithstanding the provisions of Clause 16.1) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address; Provided Always that any communication or document to be made or delivered shall be effective only if the same is expressly marked for the attention of the department or officer identified with either the Agent's or the Guarantor's signature below (or such other department or officer as the Agent or the Guarantor shall from time to time specify in writing for this purpose).

17.   Benefit of Guarantee

17.1 Each Beneficiary shall have a full and unfettered right to assign the whole or any part of the benefit of this Guarantee subject to the terms of the Facility Agreement and the words "Beneficiary" and "Agent" and "Beneficiary's" and "Agent's" and the expressions "it" and "its" (used in the context of the Beneficiary and the Agent) wherever used herein shall be deemed to include such Beneficiary's and Agent's assignees and other successors, whether immediate or derivative who shall be entitled to enforce and proceed upon this Guarantee in the same manner as if named herein. Each Beneficiary shall be entitled to impart any information it considers appropriate concerning the Guarantor to any actual or potential assignee of the Beneficiary or to any person who may otherwise enter into contractual relations with the Beneficiary in relation to this Guarantee Provided that no information (other than the terms of the Facility Documents and any publicly available information) shall be disclosed without the prior consent of the Guarantor such consent not to be unreasonably withheld or delayed.

17.2 The Guarantor may not assign or transfer all or any part of its rights, benefits or obligations under this Guarantee.

18.   Law

      This Guarantee shall be governed by, and construed in accordance with, English law.

19.   Jurisdiction

19.1 The Guarantor irrevocably agrees for the benefit of each of the Beneficiaries that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Guarantee and, for such purposes, irrevocably submits to the jurisdiction of such courts.

19.2 The Guarantor irrevocably agrees for the benefit of each of the Beneficiaries that the courts of the United States of America located in the borough of Manhattan, in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Guarantee and, for such purposes, irrevocably admits to the jurisdiction of such courts.

19.3 The Guarantor irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 19.1 and 19.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Guarantee and agrees not to claim that any such court is not a convenient or appropriate forum.

19.4 The Guarantor agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England, to the registered office of the Principal Borrower or its principal place of business for the time being. If the appointment of the person mentioned in this Clause 19.4 ceases to be effective, the Guarantor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Agent shall be entitled to appoint such a person by notice to the Guarantor. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

19.5 The submission to the jurisdiction of the courts referred to in Clause 19.1 and 19.2 shall not (and shall not be construed so as to) limit the right of the Agent, the Beneficiaries or any of them to take proceedings against the Guarantor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

20.   Delivery

      This Guarantee is intended to be and is hereby delivered on the date first above written.

      IN WITNESS whereof this Guarantee has been executed as a Deed by the Guarantor and has been signed by or on behalf of the Beneficiaries and is intended to be and is hereby delivered on the day and year first before written.

                            EXECUTION PAGES



THE GUARANTOR


EXECUTED AS A DEED under SEAL    )  /s/ F.J. Chapman
by VARITY CORPORATION            )  --------------------
acting by F. Chapman             )  Authorised Signatory
          -------------          )
_______________________          )
in the presence of:


Signature of Witness:   /s/ S.M. Stewart

Name of Witness:            S.M. Stewart

Address:                200 Aldersgate St.
                        London, EC4

Occupation:             Solicitor



Address of Varity Corporation:World Headquarters
                            672 Delaware Avenue
                            Buffalo
                            New York 14209
                            U.S.A.

Facsimile No of Varity Corporation:(+716) 888 8010

Officer and department to
whom notices to be addressed:

THE BENEFICIARIES

LLOYDS BANK PLC

By:           /s/ S.W. Baker

Address:      St. George's House
              6 Eastcheap
              London  EC3M 1LL

Attention:    S.W. Baker, Corporate Banking


BERLINER HANDELS - und FRANKFURTER BANK

By:           /s/ M. Buggy

Address:      61 Queen Street
              London EC4R 1AE

Attention:    Peter Frankl/Margaret Buggy, Trade & Commodity Finance



CREDITANSTALT-BANKVEREIN

By:           /s/ M. Bowles

Address:      125 London Wall
              London EC2Y 5DD

Attention:    S. Pearce/M. Sammon


THE GOVERNOR AND COMPANY OF
THE BANK OF SCOTLAND

By:           /s/ J. Drummond

Address:      Orchard Brae House
              30 Queensferry Road
              Edinburgh  EH4 2UG

Attention:    Ian McKinney/Fiona Ross, Bank of Scotland, International Division

STANDARD CHARTERED BANK

By:           /s/ P. Hodges

Address:      37 Gracechurch Street
              London EC3V 0BX

Attention:    Peter Hodges